EXHIBIT 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Amendment No. 5 to Schedule 13-D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of WilTel Communications Group, Inc. is being filed on behalf of each of the entities named below.

Dated:  August 12, 2003

                                      LUK ACQUISITION I, LLC
                                      LUK ACQUISITION II, LLC
                                      LEUCADIA NATIONAL CORPORATION



                                      BY:  /s/ Joseph A. Orlando
                                         --------------------------------------
                                         Name:   Joseph A. Orlando
                                         Title:  President of each of LUK
                                         Acquisition I, LLC and LUK Acquisition
                                         II, LLC and Vice President and Chief
                                         Financial Officer of Leucadia National
                                         Corporation